Exhibit 99.1

BeiGene Begins Commercializing XGEVA® (Denosumab) in China
BEIJING, China and CAMBRIDGE, Mass., June 30, 2020 (GLOBE NEWSWIRE) -- BeiGene, Ltd. (NASDAQ: BGNE; HKEX: 06160), a commercial-stage biotechnology company focused on developing and commercializing innovative molecularly-targeted and immuno-oncology drugs for the treatment of cancer, today announced that it has begun commercializing XGEVA® (denosumab) in China for the treatment of giant cell tumor of bone (GCTB). This marks the first Amgen product that has been transitioned to BeiGene for commercialization in China since the commencement of the parties’ global strategic oncology collaboration in January 2020. Amgen gained approval from the China National Medical Products Administration (NMPA) for XGEVA in May 2019 for the treatment of adults and skeletally mature adolescents (defined by at least one mature long bone and with a body weight ≥ 45 kg) with GCTB that is unresectable or where surgical resection is likely to result in severe morbidity. In addition, a supplemental new drug application (sNDA) for XGEVA as a prevention for skeletal-related events in patients with multiple myeloma and in patients with bone metastases from solid tumors has been accepted by the Center for Drug Evaluation (CDE) of the NMPA in April 2020 and is currently under review.
“XGEVA provides a novel medical therapy for the treatment of GCTB, which has predominantly been treated by surgery and other adjuvant therapies including radiotherapy and embolization. XGEVA has demonstrated efficacy in both inhibiting tumor growth and dampening activity of osteoclasts, filling a void in the treatment of the disease by enabling a multidisciplinary approach. In clinical trials it has been shown to be well-tolerated and to help control disease progression,” commented Xiaohui Niu, M.D., Director of Department of Orthopedic Oncology at Beijing Jishuitan Hospital and President of Osteosarcoma Committee of Experts of Chinese Society of Clinical Oncology (CSCO).
The approval of XGEVA was based on clinical results from two open-label trials (NCT00396279 and NCT00680992) that enrolled patients with GCTB that was either recurrent, unresectable, or for whom planned surgery was likely to result in severe morbidity. XGEVA achieved durable response in patients with unresectable GCTB, with 88% five-year progression-free survival (PFS) probability. In addition, 80% of the patients with resectable GCTB who received XGEVA as neoadjuvant therapy experienced improvement, including 44% who achieved surgical downstaging and 37% who avoided surgeries.1 The most common adverse reactions (≥ 10%) were generally mild or moderate in severity and consisted of arthralgia, headache, nausea, back pain, fatigue, and pain in extremity.
“The commencement of our commercialization of XGEVA in China signifies an important milestone in our strategic collaboration with Amgen. XGEVA is the first and currently only medical therapy approved for the treatment of GCTB in China, which offers patients a more innovative treatment option. With more than 1,200 people in our commercial organization in China, we are excited to deliver XGEVA and our other oncology treatments to patients who need them,” commented Xiaobin Wu, Ph.D., General Manager of China and President of BeiGene.
“Transitioning the commercialization of XGEVA from Amgen to BeiGene marks another important step towards accelerating the introduction of innovative oncology medicines to patients in China. We look forward to jointly advancing Amgen’s oncology pipeline in China and around the world to make a meaningful difference in the lives of millions of cancer patients,” said My Linh Kha, Vice President and General Manager, Amgen China. “This strategic collaboration also enables Amgen to deepen our commitment in China and build a more robust and complete portfolio in other chronic disease areas such as cardiovascular disease and fragility fracture to address the unmet needs of the aging population.”
About Giant Cell Tumor of Bone (GCTB)
GCTB is a mostly benign, but often aggressive bone tumor afflicting younger adults between the ages of 20 to 40.23 It has a higher incidence rate in females, which is about 56.4%.3 Globally, GCTB accounts for approximately 4%-5% of primary bone tumors and is comparatively more common in China than in the U.S. and European countries.4 It is estimated that GCTB represents 20% of primary bone tumors in China.5 Although most GCTB tumors are benign, they often result in the complete destruction of the affected bone, leading to bone fracture, joint dysfunction or amputation, if not diagnosed timely and treated properly.
Most tumors occur in the long bones of the body but can also spread to the lungs in rare cases. Although giant cell tumors are slow growing, patients can experience severe bone pain, swelling, loss of mobility and pathologic fracture. Before the approval of XGEVA®, there have been no approved therapies for GCTB. Surgery is the main treatment option for patients with resectable GCTB; however, some patients need to receive surgery, such as joint resection and amputation, which is associated with significant morbidity. Some patients will experience recurrence after the first surgery. When tumors recur, they become more difficult to treat and are more likely to spread to other parts of the body.
About XGEVA® (denosumab)
XGEVA (denosumab) is a fully human IgG2 monoclonal antibody specifically binding to RANK Ligand (RANKL), a protein essential for the formation, function and survival of osteoclasts - the cells responsible for bone resorption. In GCTB, it has been shown that RANKL production from stromal cells stimulates RANK receptor on osteoclast-like giant cells, leading to dysregulated osteolysis and tumor growth. XGEVA prevents RANKL from activating its receptor, RANK, on the surface of osteoclasts, their precursors and osteoclast-like giant cells.
U.S. Approved Indications
XGEVA® is indicated for the prevention of skeletal-related events in patients with multiple myeloma and in patients with bone metastases from solid tumors.
XGEVA® is indicated for treatment of adults and skeletally mature adolescents with giant cell tumor of bone that is unresectable or where surgical resection is likely to result in severe morbidity.
XGEVA® is indicated for the treatment of hypercalcemia of malignancy refractory to bisphosphonate therapy.
Important U.S. Safety Information
Hypocalcemia
Pre‐\existing hypocalcemia must be corrected prior to initiating therapy with XGEVA®. XGEVA® can cause severe symptomatic hypocalcemia, and fatal cases have been reported. Monitor calcium levels, especially in the first weeks of initiating therapy, and administer calcium, magnesium, and vitamin D as necessary.

Concomitant use of calcimimetics and other drugs that can lower calcium levels may worsen hypocalcemia risk and serum calcium should be closely monitored. Advise patients to contact a healthcare professional for symptoms of hypocalcemia.
An increased risk of hypocalcemia has been observed in clinical trials of patients with increasing renal dysfunction, most commonly with severe dysfunction (creatinine clearance less than 30 mL/minute and/or on dialysis), and with inadequate/no calcium supplementation. Monitor calcium levels and calcium and vitamin D intake.
Hypersensitivity
XGEVA® is contraindicated in patients with known clinically significant hypersensitivity to XGEVA®, including anaphylaxis that has been reported with use of XGEVA®. Reactions may include hypotension, dyspnea, upper airway edema, lip swelling, rash, pruritus, and urticaria. If an anaphylactic or other clinically significant allergic reaction occurs, initiate appropriate therapy and discontinue XGEVA® therapy permanently.
Drug Products with Same Active Ingredient
Patients receiving XGEVA® should not take Prolia® (denosumab).
Osteonecrosis of the Jaw
Osteonecrosis of the jaw (ONJ) has been reported in patients receiving XGEVA®, manifesting as jaw pain, osteomyelitis, osteitis, bone erosion, tooth or periodontal infection, toothache, gingival ulceration, or gingival erosion. Persistent pain or slow healing of the mouth or jaw after dental surgery may also be manifestations of ONJ. In clinical trials in patients with cancer, the incidence of ONJ was higher with longer duration of exposure.
Patients with a history of tooth extraction, poor oral hygiene, or use of a dental appliance are at a greater risk to develop ONJ. Other risk factors for the development of ONJ include immunosuppressive therapy, treatment with angiogenesis inhibitors, systemic corticosteroids, diabetes, and gingival infections.
Perform an oral examination and appropriate preventive dentistry prior to the initiation of XGEVA® and periodically during XGEVA® therapy. Advise patients regarding oral hygiene practices. Avoid invasive dental procedures during treatment with XGEVA®. Consider temporarily interrupting XGEVA® therapy if an invasive dental procedure must be performed.
Patients who are suspected of having or who develop ONJ while on XGEVA® should receive care by a dentist or an oral surgeon. In these patients, extensive dental surgery to treat ONJ may exacerbate the condition.
Atypical Subtrochanteric and Diaphyseal Femoral Fracture
Atypical femoral fracture has been reported with XGEVA®. These fractures can occur anywhere in the femoral shaft from just below the lesser trochanter to above the supracondylar flare and are transverse or short oblique in orientation without evidence of comminution.
Atypical femoral fractures most commonly occur with minimal or no trauma to the affected area. They may be bilateral and many patients report prodromal pain in the affected area, usually presenting as dull, aching thigh pain, weeks to months before a complete fracture occurs.

A number of reports note that patients were also receiving treatment with glucocorticoids (e.g. prednisone) at the time of fracture. During XGEVA® treatment, patients should be advised to report new or unusual thigh, hip, or groin pain. Any patient who presents with thigh or groin pain should be suspected of having an atypical fracture and should be evaluated to rule out an incomplete femur fracture. Patients presenting with an atypical femur fracture should also be assessed for symptoms and signs of fracture in the contralateral limb. Interruption of XGEVA® therapy should be considered, pending a risk/benefit assessment, on an individual basis.
Hypercalcemia Following Treatment Discontinuation in Patients with Giant Cell Tumor of Bone (GCTB) and in Patients with Growing Skeletons
Clinically significant hypercalcemia requiring hospitalization and complicated by acute renal injury has been reported in XGEVA®-treated patients with GCTB and in patients with growing skeletons within one year of treatment discontinuation. Monitor patients for signs and symptoms of hypercalcemia after treatment discontinuation and treat appropriately.
Multiple Vertebral Fractures (MVF) Following Treatment Discontinuation
Multiple vertebral fractures (MVF) have been reported following discontinuation of treatment with denosumab. Patients at higher risk for MVF include those with risk factors for or a history of osteoporosis or prior fractures. When XGEVA® treatment is discontinued, evaluate the individual patient’s risk for vertebral fractures.
Embryo‐\Fetal Toxicity
XGEVA® can cause fetal harm when administered to a pregnant woman. Based on findings in animals, XGEVA® is expected to result in adverse reproductive effects.
Advise females of reproductive potential to use effective contraception during therapy, and for at least 5 months after the last dose of XGEVA®. Apprise the patient of the potential hazard to a fetus if XGEVA® is used during pregnancy or if the patient becomes pregnant while patients are exposed to XGEVA®.
Adverse Reactions
The most common adverse reactions in patients receiving XGEVA® with bone metastasis from solid tumors were fatigue/asthenia, hypophosphatemia, and nausea. The most common serious adverse reaction was dyspnea. The most common adverse reactions resulting in discontinuation were osteonecrosis and hypocalcemia.
For multiple myeloma patients receiving XGEVA®, the most common adverse reactions were diarrhea, nausea, anemia, back pain, thrombocytopenia, peripheral edema, hypocalcemia, upper respiratory tract infection, rash, and headache. The most common serious adverse reaction was pneumonia. The most common adverse reaction resulting in discontinuation of XGEVA® was osteonecrosis of the jaw.
The most common adverse reactions in patients receiving XGEVA® for giant cell tumor of bone were arthralgia, headache, nausea, back pain, fatigue, pain in extremity, nasopharyngitis, musculoskeletal pain, toothache, vomiting, hypophosphatemia, constipation, diarrhea, and cough. The most frequent serious adverse reactions were osteonecrosis of the jaw, bone giant cell tumor, anemia, pneumonia, and back pain. The most frequent adverse reaction resulting in discontinuation of XGEVA® was osteonecrosis of the jaw.
The most common adverse reactions in patients receiving XGEVA® for hypercalcemia of malignancy were nausea, dyspnea, decreased appetite, headache, peripheral edema, vomiting, anemia, constipation, and diarrhea.
Please visit www.XGEVA.com for full prescribing information.
About BeiGene
BeiGene is a global, commercial-stage biotechnology company focused on discovering, developing, manufacturing, and commercializing innovative medicines to improve treatment outcomes and access for patients worldwide. Our 3,800+ employees in China, the United States, Australia, and Europe are committed to expediting the development of a diverse pipeline of novel therapeutics for cancer. We currently market two internally-discovered oncology products: BTK inhibitor BRUKINSA® (zanubrutinib) in the United States and China, and anti-PD-1 antibody tislelizumab in China. We also market or plan to market in China additional oncology products licensed from Amgen Inc., Celgene Logistics Sàrl, a Bristol Myers Squibb (BMS) company, and EUSA Pharma. To learn more about BeiGene, please visit www.beigene.com and follow us on Twitter at @BeiGeneUSA.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding the commercialization and potential benefits of XGEVA; and BeiGene’s plans and expectations for the commercialization of its and Amgen’s other oncology products and pipeline assets. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including BeiGene's ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; BeiGene's ability to achieve commercial success for its marketed products and drug candidates, if approved; BeiGene's ability to obtain and maintain protection of intellectual property for its technology and drugs; BeiGene's reliance on third parties to conduct drug development, manufacturing and other services; BeiGene’s limited operating history and BeiGene's ability to obtain additional funding for operations and to complete the development and commercialization of its drug candidates; the impact of the COVID-19 pandemic on the Company’s clinical development, commercial and other operations, as well as those risks more fully discussed in the section entitled “Risk Factors” in BeiGene’s most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in BeiGene's subsequent filings with the U.S. Securities and Exchange Commission. All information in this press release is as of the date of this press release, and BeiGene undertakes no duty to update such information unless required by law.
XGEVA® is a registered trademark of Amgen Inc.

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ir@beigene.com
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1 Thomas D, Henshaw R, Skubitz K, et al. Lancet Oncol 2010;11:275-80
2 Mendenhall WM, et al. Am J Clin Oncol. 2006;29:96-99.
3 Oncology Progress. 2005, 3(4) :316-319. DOI: 10.3969/j.issn.1672-1535.2005.04.004
4 Hoch B. Inwards C, Sundaram M, et al. Multicentric giant cell tumor of bone. Clinicopathologic analysis of thirty cases. J Bone Joint Surg Am, 2006, 88(9):1998-2008.
5 Szendroi M. Giant-cell tumor of bone. J Bone Surg Br, 2004, 86(1):5-12.